Beeline™

Spin-off Plans

Step plans OTH and Wind Italy

20 December, 2010

Strictly private and confidential

Beeline

OTH spin-off process – four clear steps

Beeline

Current state	Step 1 – NewCo	Step 2 – OGM and EGM	Step 3 – Varsity closing	Step 4 – Legal demerger and OTH2 to W2


Vimpel Com
Other
PE in-vestors
Sawiris family (W2)
2%
23%
75%
WI /WCSP1
New-Co
OTH free float
52%
48%
OTH
Core and spin-off assets
Core assets
Spin-off assets
100%
OTH2 free float
OTH2
52%

	Current state	Step 1 – NewCo	Step 2 – OGM and EGM	Step 3 – Varsity closing	Step 4 – Legal demerger and OTH2 to W2
Timeline		➢ December 2010	➢ Late January 2011	➢ 31 March, 2011	➢ 31 March-3 April , 2011 (1-2 April is a weekend)
Description	➢ OTH currently owned 52% by WI and 48% by free float	➢ An empty NewCo is set up to receive the spin-off assets at a later date	➢ OGM and EGM convenes to approve demerger process including related documentation ➢ Application is filed to EFSA for demerger application subject to Varsity closing ➢ Upon obtaining EFSA conditional approval, application for listing OTH2 is filed with EGX	➢ Varsity transaction is closed ➢ As spin-off qualifies as a linked transaction, W2 keeps control of the spin-off assets at closing (special undertaking to be put in place)	➢ Legal demerger of OTH into OTH ("core assets") and OTH2 ("spin-off assets") is executed and OTH2 registered and listed ➢ Resume trading of new shares of OTH and OTH2 on 4 April ➢ NewCo receives the W1 stake in OTH2 ("spin-off assets") as part of consideration of the Varsity transaction
Key considerations	➢ Spin-off plan is based on new regulation which was issued in Egypt on 14 November to facilitate the spin-off	➢ As this is happening before closing, there is no direct impact on the Varsity transaction	➢ Spin-off, shareholder loan and the increase in authorized capital need to be approved by the OGM and subsequent EGM on the same day with a 75% majority of the present or represented share capital	➢ Closing has to happen before demerger, because only at closing refinancing is put in place which is pre-requisite for EFSA approval ➢ EFSA final approval is issued	➢ Based on the envisaged structure, this will be deemed a "linked transaction", so spin-off assets do not appear on VimpelCom balance sheet (economic control of OTH2 needs to be with W2)

OTH current state


VimpelCom
Other
PE investors
Sawiris family (W2)
2%
23%
75%
WI /WCSP1¹
OTH free float
52%
48%
OTH
Core and spin-off assets
Group of shareholders
Legal entity
Conceptual element

Description

- WI is currently owned by PE funds, the Sawiris family (W2) and some other investors
- WI owns 51.7% of Orascom Telecom Holding, and the balance (48.3%) is free float listed on the Egyptian stock exchange and through GDRs on the London stock exchange
- OTH currently has "core assets" of interest for VimpelCom and "spin-off assets" which are to be given to W2 as part of the consideration for the Varsity transaction
- The following assets are to be spun off: Mobile operator (Egypt), Internet portal (Egypt), Mobile operator (North Korea), Commercial bank (North Korea), Cable business (Mediterranean), as further detailed in the SSEA

Accounting implications

- As of Q3/2010, the spin-off asset ECMS/Mobinil has been accounted for through the equity method based on the relevant fair value following a transaction with France Telecom which resulted in a significant gain of US$522m
- The current equity of OTH has increased with this profit and will be carved out as part of the spin-off

Finance implications

- None

Legal implications

- Egyptian regulator issued new regulations on 14 November to permit the spin-off

Tax implications

- As ECMS/Mobinil[2] is a listed company, the value step-up is not taxable

1 WI owns 100% of WCSP1
2 Mobinil is a separate company which is not listed

December 2010 – incorporation of NewCo (Step 1)

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VimpelCom
Other
PE investors
Sawiris family (W2)
2%
23%
75%
WI /WCSP1
New-Co
OTH free float
52%
48%
OTH
Core and spin-off assets
Group of shareholders
Legal entity
Conceptual element

Description
- W2 incorporates NewCo
  - empty company that is formed to hold the spin-off assets at a later stage
  - incorporation to happen in November/December 2010

Accounting implications
- None

Finance implications
- None

Legal implications
- None

Tax implications
- None

Late January 2011 – OGM and EGM of OTH (Step 2)

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VimpelCom
Other
PE investors
Sawiris family (W2)
2%
23%
75%
WI /WCSP1
New-Co
OTH free float
52%
48%
OTH
Core assets¹
Spin-off assets
Group of shareholders
Legal entity
Conceptual element

Description
- Filing applications to EFSA and obtaining approval of demerger subject only to Varsity closing
- The OTH OGM convenes to approve the financials and the shareholder loan as a related parties transaction
- Call for EGM of OTH to approve inter alia demerger together with required documents presented to EFSA during the first week of February 2011
- The OTH EGM convenes to approve : the OTH authorized capital, the basis of the demerger on book value, the reference date for the split accounts, the financials and de-merger accounts, the split between OTH and OTH 2 of assets, liabilities, reserves and related parties agreements, the re-organization contract and the listing of OTH2 upon its incorporation
- Filing of EGX listing application and obtaining of preliminary approval of listing OTH2, subject only to execution of demerger

Accounting implications
- There will be pro-forma demerger accounts prepared based on book value

Finance implications
- None

Legal implications
- Spin-off requires approval from OTH shareholders in an EGM (75% of votes of the shareholders present or represented and voting)
- OTH shareholders will be asked to approve in a one day meeting (successive OGM and EGM) all required matters
- Treatment at closing of existing inter-company agreements and necessary transitional services agreement to be set out in separation agreement

Tax implications
- None

1 Not legally demerged, but pro-forma separated

31 March – closing of Varsity transaction (Step 3)

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VimpelCom
Sawiris family (W2)
WI / WCSP1
New-Co
OTH free float
52%
48%
OTH
Core assets¹
Spin-off assets
Group of shareholders
Legal entity
Conceptual element

Description
- The full Varsity transaction is currently planned to be effectuated 31 March 2011
- VimpelCom will acquire up to 100% stake in WI and will legally own both OTH "core assets" and "spin-off assets"; contractual arrangements will be put in place such that the Sawiris family will control the spin-off assets until they are transferred to W2. See step 4
- The consideration for the entire transaction (including Wind Italy) from VimpelCom to Weather will be US$ 1.8bn in cash, 20% of new VimpelCom shares and the spin-off assets in Wind and OTH
- Pre-approval of the spin-off transaction by EFSA before closing can only be given conditional on refinancing OTH through the shareholder loan

Accounting implications
- Spin-off assets are not accounted for in VimpelCom's opening balance sheet if the demerger qualifies as a linked transaction, requiring that:
  - the execution of the spin-off is not dependent on actions outside the control of Weather and VimpelCom
  - VimpelCom has no control over the spin-off assets post closing
  - the period between Varsity closing and demerger is as short as possible
- This seems achievable, because
  - spin-off assets "passed through" VimpelCom and intended to be demerged within 3 days post closing
  - transfer of 'economic' control over the spin-off assets to Sawiris family post closing including appropriate indemnities to be documented in the separation agreement.
  - all EGM resolutions as well as applications to EFSA can be made subject to closing of Varsity and thereby obtained prior to closing

Finance implications
- Demerger can only take place after refinancing of OTH has been completed
  - OTH external bank financiers will not allow demerger of the spin-off assets (including liquid ECMS/Mobinil assets) before external OTH debt is repaid by a shareholder loan
  - EFSA will not allow a demerger as long as the external financing of OTH has not been repaid by the shareholder loan (to protect interest of minority shareholders)

Legal implications
- Egyptian legal counsel is confident the EFSA approval will be in line with current understanding. However:
  - EFSA will provide preliminary pre-approval before closing the transaction
- EFSA has issued final regulation to facilitate the demerger
- Transition services agreement needs to be agreed as part of the separation agreement

Tax implications
- The acquisition as such of the shares in Weather can be executed tax-neutral

1 Not legally demerged, but pro-forma separated

31 March to 3 April – execution of demerger and transfer of OTH2 shares to W2 (Step 4)

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VimpelCom
Sawiris family (W2)
100%
WI /WCSP1
New-Co
OTH free float
OTH2 free float
52%
48%
48%
52%
OTH
OTH2
Core assets
Spin-off assets
Group of shareholders
Legal entity
Conceptual element

Description

- The demerger is taking place at book values
- OTH is split into "OTH" and "OTH2"
  - OTH owns the "core assets"
  - OTH2 owns the "spin-off assets"
- Shareholder structure of OTH2 mirrors the one of OTH
- Par value of OTH shares will be adjusted and new OTH2 shares will be issued. EFSA will propose that the opening price is based on the closing price of OTH and EFSA's evaluation of the future earnings strength of each demerged business unit (based on the pro forma profit and loss data for the previous two years, as submitted to EFSA)

Accounting implications

- Demerger of OTH2 is to be executed against book values .
  - master separation agreement detailing split of assets, liabilities and accounting entries currently in progress
  - carve-out financial statements to be audited by KMPG
- Based on the envisaged structure, OTH2 and the spin-off assets will not show in VimpelCom's accounts as of closing. So, this step will not have accounting implications at the VimpelCom level

Finance implications

- Upon demerger dedicated assets and liabilities of the spin-off business (including intercompany positions) will be transferred to OTH2. Intercompany positions will be frozen as per the 30 June 2010 balances, as described in the OTH Separation Agreement
- At OTH no impact because all external OTH Holding debt is replaced by shareholder loan

Legal implications

- VimpelCom to test the proposed split in share price based on the issued EFSA regulation against international accepted splitting methodologies
- Special treatment of US shareholders (QIB/QP certification procedures) implemented for US Securities Law purposes
- Interdependencies OTH/OTH2 post demerger will be documented in the OTH Separation Agreement
- **The parties will use their reasonable best effort to ensure this will be a linked transaction with the Vasrity closing**

Tax implications

- Since the demerger is carried out under the same shareholders, is EFSA approved and provided the other criterions are satisfied, the demerger should qualify as tax neutral in Egypt
- Since OTH is considered a joint stock company, the demerger should be tax neutral in Luxembourg. Capital gain and other tax attributes should be rolled over to the shares in OTH2
- Tax treatment of North Korea to be confirmed
- In case WCSP1 transfers the shares in order to fulfill the obligation of its ultimate shareholder (i.e. for no consideration) this should be considered as a deemed dividend in Luxembourg and the Netherlands, exempt based on the parent subsidiary directive and the participation exemptions
- Italy should not recognize a gain, since the concept of deemed dividend is not applied in Italy
- Egypt does not levy tax on capital gains on shares in Egyptian companies, if held by non-residents
- Italian CFC legislation could be triggered, since Luxembourg tax law provides for a 100% exemption, whereas Italian tax law would only have provided for a 95% exemption. There are several interpretations of the Italian CFC law that allow the 100% participation exemption, but this is a risk still to be considered.

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Wind Italy spin-off will follow two main steps

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Current state	Step 1 – Incorporation NewCo	Step 2a – Closing of Varsity transaction	Step 2b – Contribution to NewCo	Step 2c – Sale of NewCo	Step 2d – NewCo to W2



Other
PE in-vestors
Sawiris family (W2)
Vimpel Com
2%
23%
75%
Weather S.p.A (WI)/ Wind Acquisition Hold. Finance S.p.A
Wind Italy¹
Other Wind assets
Cable assets
Libero assets
Core assets
WIS
Vimpel-Com assets
Spin-off assets
NewCo
Core assets
Spin-off assets
Italy-Greece cable assets
WIS shares
Cash payment

Timeline

Current state	Step 1	Step 2a	Step 2b	Step 2c	Step 2d
	• 17 March	• Day of closing (31 March)	• Day of closing (31 March)	• Day of closing (31 March)	• Day of closing (31 March)

Description

Current state	Step 1	Step 2a	Step 2b	Step 2c	Step 2d
• Wind to determine Libero perimeter, prepare contractual documentation and other related documentation in view of the spin-off	• Wind Italy sets up an empty "NewCo" which is to receive the spin-off assets right after Varsity closing • Wind, NewCo, and VimpelCom to take all decisions required to effectuate the spin-off subject to Varsity closing	• Varsity transaction closed • VimpelCom gains control of WI	• The spin-off assets are contributed to the empty NewCo	• Intergroup transaction • VimpelCom pays approximately US$[300]m cash to Wind Italy to receive the stake in NewCo	• The stake in NewCo is transferred to W2 as part of the Varsity consideration

1 Legal name: WIND Telecomunicazioni S.p.A.

Wind Italy current state

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Other
PE investors
Sawiris family (W2)
VimpelCom
2%
23%
75%
Weather Investments S.p.A (WI)/ Wind Acquisition Hold. Finance S.p.A
Wind Italy[1]
Group of shareholders
Legal entity
Conceptual element
Other Wind Italy assets
Cable assets
Libero assets
Core assets[2]
WIS
VimpelCom assets
Spin-off assets

Description

- Assets to be spun-off
  - WIS shares
  - Italy-Greece cable (formerly part of Enel.Net)
  - Libero assets (formerly part of Italia Online and WIND Italy)
- "Core assets" will remain with Wind Italy (and eventually VimpelCom) including the mobile operations in Italy

Accounting implications

- None

Finance implications

- None

Legal implications

- None
- The "reverse merger" of Enel.Net. and IOL into Wind Italy was legally effective as of November 12, 2010

Tax implications

- The mergers of Enel.Net and Italia Online (effective 12 November) into Wind Italy are tax neutral
- When filling 2010 CIT return of Wind, some specific forms should be filed

1 Legal name: WIND Telecomunicazioni S.p.A.
2 Assets which will not be spun off, such as Italian mobile operations

17 March – Incorporation of NewCo (Step 1)



Other
PE investors
Sawiris family (W2)
VimpelCom
2%
23%
75%
Weather Investments S.p.A (WI)/ Wind Acquisition Hold. Finance S.p.A
Wind Italy1
New-Co
Core assets
Spin-off assets
WIS
Vimpel-Com assets
Spin-off assets
Group of shareholders
Legal entity
Conceptual element

Description

- Wind Italy incorporates "NewCo". Is destined to receive the Wind spin-off assets at Varsity closing
- Wind board to incorporate NewCo S.r.l and approve
  - (i) Contribution of spin-off assets by Wind into NewCo (to be completed only after Varsity closing – step 2a)
  - (ii) Sales of NewCo quotas from Wind to VimpelCom (to be implemented only after contribution is completed)
  - (iii) Granting of powers to directors, and instructions for them to grant an irrevocable power of attorney to a representative of W2, for (a) the contribution, and (b) the sale of quotas, both to be carried out after step 2a
- NewCo approves a capital increase to be subscribed by Wind by contributing the spin-off assets after Varsity closing (step 2a)
- Wind directors grant irrevocable powers of attorney to a representative of W2
- VimpelCom approves
  - (i) Transfer of NewCo quotas to W2 (to be completed only after VimpelCom has purchased the quotas from Wind – step 2c) and
  - (ii) Granting of powers to directors, and instructions for them to grant an irrevocable power of attorney to a representative of W2, for the sale of NewCo quotas (to be implemented only after VimpelCom has purchased the quotas from Wind – step 2c)
- VimpelCom grants an irrevocable power of attorney to a representative of W2
- Actual signing of steps 2a-2c can be done in a closed room or escrow

Accounting implications

- None

Finance implications

- None

Legal implications

- NewCo will be an Italian limited liability company (s.r.l.)
- Minimum capital required is €10,000

Tax implications

- NewCo will be an Italian resident company and the interdependency contracts should only be with Wind entities resident and operating solely in Italy. On this basis, this should not result in Italian withholding tax liability

1 Legal name: WIND Telecomunicazioni S.p.A.

31 March – Acquisition of WI shares by VimpelCom (Step 2a)


Sawiris family (W2)
VimpelCom
Weather Investments S.p.A (WI)/ Wind Acquisition Hold. Finance S.p.A
Wind Italy[1]
New-Co
Core assets
Spin-off assets
WIS
Vimpel-Com assets
Spin-off assets
Group of shareholders
Legal entity
Conceptual element

Description

- Closing of Varsity transaction
- VimpelCom acquires the shares in WI for
  - US$1.8bn cash
  - 20% of pro forma VimpelCom shares
  - Obligation to transfer certain Egyptian assets
  - Obligation to transfer NewCo once it holds the Wind spin-off assets

Accounting implications

- From an accounting perspective VimpelCom should be able to account for the Wind spin-off assets as part of a linked transaction. The order of the steps is not particularly relevant from an accounting perspective as long as the detailed agreements support the following conditions:
  - (i) The execution of the spin-off is not dependent on actions outside the control of Weather and VimpelCom
  - (ii) VimpelCom has no control over the spin-off assets between closing of the Varsity transaction and the transfer of the shares in NewCo to W2
  - (iii) The period between closing of the Varsity transaction and transferring the shares in NewCo to W2 is as short as possible
- Based on this plan the above conditions will be met

Finance implications

- None

Legal implications

- On closing of the Varsity transaction, Wind becomes an affiliate of Varsity and therefore the later transfer of the spin-off assets from Wind to VimpelCom becomes an "affiliate transaction"

Tax implications

- This step should not result in adverse tax consequences

1 Legal name: WIND Telecomunicazioni S.p.A.

31 March – Contribution of assets to NewCo (Step 2b)

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Sawiris family (W2)
VimpelCom
Weather Investments S.p.A (WI)/ Wind Acquisition Hold. Finance S.p.A
Wind Italy[1]
New-Co
Core assets
Spin-off assets
Libero assets
Italy-Greece cable assets
WIS shares
Vimpel-Com assets
Group of shareholders
Legal entity
Conceptual element

Description

- Wind Italy contributes the spin-off assets to NewCo
- Directors exercise their powers regarding the contribution

Accounting implications

- Carve-out/opening balance sheet of NewCo should be subject to an audit on the Varsity closing date and for the proxy statement
- Based on the envisaged structure, NewCo will not show in VimpelCom accounts. Therefore this step will not have any accounting implications at the VimpelCom level.
- The transaction is in substance considered a common control transaction. Wind Italy will transfer its spin-off assets and will get in return shares in NewCo which will be accounted for at book value. The contribution of the spin-off assets in NewCo is accounted for at predecessor book values.

Finance implications

- Weather management noted that the relevant assets and liabilities of the businesses reversed merged into Wind Italy will be also contributed by Wind Italy into NewCo (i.e. no related liabilities will remain within Wind Italy)
- The trade working capital (receivables and payables) relating to Libero assets will remain with Wind Italy. Newco will in return receive an amount of cash sufficient to guarantee financial independence and to re-create the trade working capital left in Wind Italy at the date of the spin-off (as of June 30, 2010 this amount was in the range of €13m)

Legal implications

- No commercial and technical contracts between Wind Italy and Libero assets will be part of spin-off (only 3rd party). The parties will reciprocally exchange services for an equivalent value (revenues equal to costs) for a transitional period only
- Commercial contracts between WIS and Wind Italy are handled by WIS framework agreement
- Transition services and commercial agreement for inter-dependencies to be agreed as part of the master separation agreement
- Third party valuation (perizia pursuant to Article 2465 of the Italian Civil Code) required for contribution

Tax implications

- The contribution of WIS shares and cable assets should result in a taxable capital gain (cf. step 2c for cash cost)
- The contribution of the Libero assets should not result in CIT or VAT liabilities at the moment of contribution, as this should qualify as a going concern for CIT and VAT purposes.
- There is a risk of re-characterization of the transaction in a direct sale of a going concern (particularly with reference to the portion of the Libero assets – assuming they qualify as a going concern – already owned by Wind and transferred to NewCo in short sequence). In such a case, tax authorities would try to apply a 3% transfer tax.

1 Legal name: WIND Telecomunicazioni S.p.A.

31 March – Sale of NewCo quotas to VimpelCom (Step 2c)

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Sawiris family (W2)
VimpelCom
Cash payment
Weather Investments S.p.A (WI)/ Wind Acquisition Hold. Finance S.p.A
Wind Italy[1]
New-Co
Core assets
Libero assets
Italy-Greece cable
WIS shares
Vimpel-Com assets
Group of shareholders
Legal entity
Conceptual element

Description

- Wind to sell the NewCo quotas to VimpelCom
- Consideration will be approximately US$[300]m in cash, including cash at WIS
- Directors exercise powers granted to them

Accounting implications

- Based on the envisaged structure, NewCo will not show in VimpelCom accounts. Therefore this step will not have any accounting implications at the VimpelCom level
- The transaction is in substance considered a common control transaction and should be seen in conjunction with the next step which is the transfer of NewCo to W2. The economic substance indicates that the transaction is in the nature a transaction with shareholders. Accordingly from a Wind perspective any difference between the proceeds received and the book values is expected to be accounted for directly in equity as an informal capital contribution

Finance implications

- Cash payment to Wind Italy for NewCo should be based on the fair value of the NewCo shares due to Wind Italy's financing arrangements. This cash payment should be externally funded by VimpelCom Ltd. This fair value of the NewCo shares should be established by an independent evaluator and should be based on the business arrangements as outlined in the WIS Framework Agreement. Valuation of Lazard assuming a 3-year WIS Framework Agreement resulted in an equity value of US$290m. Therefore, the parties expect that the equity value of NewCo based on the actual WIS Framework Agreement will not exceed US$300m
- Cable Italy-Greece is not valued as it is considered immaterial

Legal implications

- None

Tax implications

- The contribution of the WIS shares and the Libero assets and subsequent transfer of the shares in NewCo should result in a taxable capital gain will be approximately US$3m (for the cable and WIS the taxable event is upon step 2b) based on a valuation of US$300m and assuming none of the capital gain can be allocated to the cable.

1 Legal name: WIND Telecomunicazioni S.p.A.

31 March – Transfer of NewCo quotas to W2 (Step 2d)



Sawiris family (W2)
VimpelCom
Weather Investments S.p.A (WI)/ Wind Acquisition Hold. Finance S.p.A
Wind Italy¹
New-Co
Core assets
Libero as-sets
Italy-Greece cable
WIS shares
Vimpel-Com assets
Group of shareholders
Legal entity
Conceptual element

Description
- VimpelCom transfers the NewCo quotas to W2 as part of the Varsity consideration
- SPA between W2 and VimpelCom takes effect

Accounting implications
- Based on the envisaged structure, NewCo will not show in VimpelCom accounts. Therefore this step will not have any accounting implications at the VimpelCom level
- From the perspective of the single transaction VimpelCom would not separately account for this transaction

Finance implications
- Net working capital payables due to WIS by Wind are approximately €44m as of June 30, 2010
- Settlement of Weather Investments receivables due from WIS in connection with the tax consolidation scheme of €10m (Weather Investments has outstanding tax receivable from WIS)
- WIS included in a cash pool balance with Wind Italy. Further practical solution to be developed to unwind this operational interdependency. Weather Management assumes this cash balance is transferred to WIS
- Upon closing, the treatment of the intercompany position between the Wind Italy spin-off assets and the Weather group is set out in the Wind Separation Agreement

Legal implications
- None

Tax implications
- This step should not result in adverse tax consequences for the VimpelCom group

1 Legal name: WIND Telecomunicazioni S.p.A.

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OTH Spin-off Plan B

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- If the Orascom shareholders' meeting required to implement Spin-Off Plan A has failed to approve, or EFSA has failed to pre-approve, Spin-Off Plan A with respect to the Orascom Spin-Off Assets on or prior to Closing, then: (A) all Orascom Spin-Off Assets shall be retained by Orascom, and (B) on the Closing Date, VimpelCom shall make a cash payment to Weather II of US$600 million as additional Consideration and, if France Telecom has not exercised its call option under the MobiNil Shareholders Agreement within the first 120 Business Days (as such term is defined in the MobiNil Shareholders Agreement) following the Closing Date, VimpelCom shall make an additional cash payment of US$170 million as further additional Consideration on the 121st Business Day (as such term is defined in the MobiNil Shareholders Agreement) following the Closing Date.

- If the Orascom shareholders' meeting required to implement Spin-Off Plan A has approved, and EFSA has pre-approved, Spin-Off Plan A with respect to the Orascom Spin-Off Assets on or prior to Closing, but Spin-Off Plan A with respect to the Orascom Spin-Off Assets cannot be completed on or prior to December 31, 2011 or such earlier date as agreed by VimpelCom and Weather II (the "Spin-Off Plan A Outside Date"), then: (A) all Orascom Spin-Off Assets shall be retained by Orascom, and (B) on the Spin-Off Plan A Outside Date, VimpelCom shall make a cash payment to Weather II of US$600 million as additional Consideration and, if France Telecom has not exercised its call option under the MobiNil Shareholders Agreement within the first 120 Business Days (as such term is defined in the MobiNil Shareholders Agreement) following the Closing Date, VimpelCom shall make a further additional cash payment of US$170 million as further additional Consideration on the later to occur of (A) the 121st Business Day (as such term is defined in the MobiNil Shareholders Agreement) following the Closing Date and (B) the Spin-Off Plan A Outside Date.

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Wind Spin-off Plan B

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- If Spin-Off Plan A with respect to the Wind Spin-Off Assets cannot be completed on or prior to the Spin-Off Plan A Outside Date, then, all Wind Spin-Off Assets will be retained by Wind Italy following Closing, and VimpelCom shall make a cash payment of US$100 million as additional Consideration on the Spin-Off A Outside Date.

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Abbreviations used in this document

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➢CIT	Corporate Income Tax
➢EFSA	Egyptian Financial Supervisory Authority
➢EGM	Extraordinary general meeting
➢EGX	Egyptian stock exchange
➢GDR	Global Depositary Receipt
➢NewCo	Placeholder for new company to be incorporated
➢OTH	Orascom Telecom Holding
➢OTH2	Orascom Telecom Holding 2
➢OGM	Ordinary general meeting
➢P&L	Pofit&Loss
➢VAT	Value Added Tax
➢WCSP1	Weather Capital Special Purpose vehicle 1
➢WI	Weather Investments S.p.A. (Italy)
➢WII	Weather Investments II S.a.r.l. (Luxemburg)
➢WIS	Wind International Services